UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
HANMI FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)
None

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
NON-QUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
COMMON STOCK BENEFICIALLY OWNED
PROPOSAL 2. STOCKHOLDER PROPOSAL REGARDING THE ANNUAL ELECTION OF ALL DIRECTORS AND THE ELIMINATION OF OUR CLASSIFIED BOARD OF DIRECTORS
PROPONENT’S STATEMENT
THE BOARD OF DIRECTORS’ RESPONSE TO THE STOCKHOLDER PROPOSAL
The Board of Directors unanimously recommends a vote “AGAINST” this proposal for the following reasons:
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
AVAILABILITY OF FORM 10-K

HANMI FINANCIAL CORPORATION
3660 Wilshire Boulevard,
Penthouse Suite A
Los Angeles, California 90010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 28, 2008

The 2008 Annual Meeting of Stockholders of HANMI FINANCIAL CORPORATION (“Hanmi Financial,” “we” or “us”) will be held at the Hilton Los Angeles/Universal City Hotel, located at 555 Universal Hollywood Drive, Universal City, California, on Wednesday, May 28, 2008, beginning at 10:30 a.m., Pacific Standard Time, for the following purposes:

1. Election of Directors — To elect three nominees to serve as directors of Hanmi Financial, each for a term of three years until their respective successors shall be elected and qualified;

2. Stockholder’s Proposal Regarding the Annual Election of All Directors and the Elimination of Our Classified Board of Directors — If properly presented at the Annual Meeting, to vote on a stockholder’s proposal regarding the annual election of all directors and the elimination of our classified Board of Directors; and

3. Other Business — To transact such other business as may properly come before the Annual Meeting of Stockholders and at any adjournment or postponements thereof.

Our agenda for the Annual Meeting will also include an overview of our business operations and recent performance results.

The Board of Directors has fixed the close of business on April 2, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the Annual Meeting. However, you must be a stockholder of record at the close of business on April 2, 2008 to vote at the meeting. Regardless of whether or not you will attend, please vote by signing, dating and returning the enclosed proxy card.

By Order of the Board of Directors,

/s/ Richard B. C. Lee
Richard B. C. Lee
Chairman of the Board

Los Angeles, California
April 28, 2008

HANMI FINANCIAL CORPORATION

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 28, 2008

The Board of Directors of Hanmi Financial is soliciting your proxy for use at the 2008 Annual Meeting of Stockholders to be held at the Hilton Los Angeles/Universal City Hotel, located at 555 Universal Hollywood Drive, Universal City, California, on Wednesday, May 28, 2008, beginning at 10:30 a.m., Pacific Standard Time, and at any adjournment thereof. We intend to cause this Proxy Statement to be mailed to stockholders on or about April 28, 2008.

Record Date

The close of business on April 2, 2008 has been selected as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each holder of common stock is entitled to one vote per share of such stock held. At that date, there were 45,905,549 outstanding shares of Hanmi Financial’s common stock entitled to vote at the Annual Meeting.

How to Vote; Submitting Your Proxy

You may vote your shares either by voting in person at the Annual Meeting or by submitting a completed proxy. By submitting your proxy, you are legally authorizing another person to vote your shares. Your proxy designates Joon Hyung Lee and Judith Kim, and each of them, to vote your shares in accordance with the voting instructions you indicate in your proxy.

If you submit your proxy designating Joon Hyung Lee and Judith Kim as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by those individuals in accordance with the Board’s recommendations, which are described in this Proxy Statement. In addition, if any matters other than the proposals contained in this Proxy Statement are properly brought up at the Annual Meeting, then Joon Hyung Lee and Judith Kim will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

Your vote is very important to us. If you do not plan to attend the Annual Meeting, we encourage you to read the enclosed Proxy Statement and submit your completed proxy prior to the Annual Meeting so that your shares will be represented and voted in accordance with your instructions.

If your shares are not registered in your name, but in the “street name” of a bank, broker or other holder of record, then such party will be entitled to vote your shares. If you would like to vote in person, you will need to obtain a proxy authorization from your bank, broker or other holder of record to vote the shares.

Quorum and Voting Requirements

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Hanmi Financial’s common stock entitled to vote at the Annual Meeting. Shares voted in a matter are treated as being present for purposes of establishing a quorum. If no directions are given, the shares represented by the proxies will be voted “FOR” the election of the nominees for director and “AGAINST” the stockholder proposal regarding the classified board of directors. The three nominees for directors who receive the most votes will be elected, so if you withhold authority to vote for a particular nominee, your vote will not count either “FOR” or “AGAINST” the nominee. The stockholder proposal requires the approval of a majority of the shares of our common stock present at the meeting and entitled to vote. The named proxies may vote in their discretion upon such matters as may properly come before the meeting in accordance with the recommendation of the Board of Directors. At the time of printing this Proxy Statement, we did not have any other matters which needed to be acted upon at the Annual Meeting of Stockholders other than those discussed in this Proxy Statement.

Broker Nonvotes and Abstentions

Abstentions and broker non-votes will be counted for purposes of determining a quorum, but will not be counted for purposes of determining the number of votes cast “FOR” or “AGAINST” any proposal. Your broker will be entitled to vote on the election of directors even if it does not receive instructions from you. Your broker is not entitled to vote on the stockholder proposal unless it receives instructions from you. With respect to the election of directors, abstentions and broker nonvotes will have no effect. With respect to the stockholder proposal, abstentions will have the effect of a vote AGAINST that proposal. Broker nonvotes will have no effect on the stockholder proposal.

Revocability of Proxies

Any holder of Hanmi Financial’s common stock may revoke a proxy at any time before it is voted by filing with the Corporate Secretary of Hanmi Financial an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Any such filing should be made to the attention of the Corporate Secretary, Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Solicitation of Proxies

In addition to soliciting proxies by mail, officers, directors and employees of Hanmi Financial, without receiving any additional compensation, may solicit proxies by telephone, fax, in person or by other means. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. We will pay all reasonable expenses related to the solicitation of proxies.

We engaged D.F. King & Co. on March 20, 2008 to assist with the solicitation of proxies. D.F. King & Co. will be paid a retainer fee of $5,000, plus $6.00 for each telephone call they make. We estimate that we will spend approximately $7,500 in the aggregate for these services being provided by D.F. King & Co.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 28, 2008

This Proxy Statement for the Annual Meeting and our Annual Report for 2007 are available on our website at www.hanmi.com by clicking on Investor Relations and then Proxy Information.

THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Composition of the Board and Election of Directors

Our Bylaws provide for a Board of Directors consisting of no less than seven and no more than fifteen members, the exact number within this range being determined by the Board of Directors. Currently, the Board of Directors has eight members classified into three classes, with each director serving a three-year term. Richard B. C. Lee, Chang Kyu Park and Mark K. Mason are Class III directors serving terms that expire at the Annual Meeting of Stockholders to be held on May 28, 2008. I Joon Ahn, Joon Hyung Lee, and Joseph K. Rho are Class I directors serving terms that expire at the 2009 Annual Meeting of Stockholders. Robert Abeles, Ki Tae Hong and Won R. Yoon are Class II directors serving terms that expire at the 2010 Annual Meeting of Stockholders. Robert Abeles accepted his appointment to serve as a Class II director on April 21, 2008.

The Board of Directors has nominated Richard B. C. Lee, Chang Kyu Park and Mark K. Mason for election to the Board of Directors, to serve as Class III directors. The three nominees receiving the most votes will be elected. If elected, each of these nominees will serve a three-year term that will expire at the 2011 Annual Meeting of Stockholders and until their successors have been elected and qualified. The nominees have indicated their willingness to serve and, unless otherwise instructed, proxies will be voted for the election of such nominees unless instructions are given on the proxy to withhold authority to vote for them. In the event a nominee is unable to serve, your proxies will vote for such alternative nominee as determined by the Board of Directors.

The following tables set forth information with respect to the nominees for director, the other directors of Hanmi Financial and executive officers of Hanmi Financial. The Board of Directors recommends a vote “For” as to each of the nominees for director.

Class III Directors — Nominees

Name of Directors	Age	Principal Occupation for Past Five Years

Richard B. C. Lee	49	Principal Occupation:	Retired; President, B. C. Textiles, Inc., an international trading company (1991 to 2006)
		Director Since:	1988
Chang Kyu Park, Pharm.D.	66	Principal Occupation:	Retired; Principal Pharmacist, Serrano Medical Center Pharmacy (1981 to 2007); Chairman of the Board, Korean Health Education Information Research Center (2007 to Present)
		Director Since:	1983
Mark K. Mason	47	Principal Occupation:	Consultant (2002 to present); Director of San Diego Community Bank (2004); President, Chief Executive Officer and Vice-Chairman of the Board of Bank Plus Corporation; President, Chief Executive Officer and Chairman of the Board of its subsidiary, Fidelity Federal Bank (1998 to 2002)
		Director Since:	2007

Class I Directors — Term Expires in 2009

Name of Directors	Age	Principal Occupation for Past Five Years

I Joon Ahn	68	Principal Occupation:	Retired; President, Ace’s Fashion Company, a garment manufacturing company (1973 to 2001)
		Director Since:	1982
Joon Hyung Lee	64	Principal Occupation:	President, Root-3 Corporation, a property management, real estate investment and development company (1983 to present)
		Director Since:	1989
Joseph K. Rho	67	Principal Occupation:	Principal, J & S Investment (2002 to present); Partner, Korea Plaza LP (1987 to 2002)
		Director Since:	1984

Class II Directors — Term Expires in 2010

Name of Directors	Age	Principal Occupation for Past Five Years

Robert Abeles	62	Principal Occupation:	Chief of Staff to the Chief Executive Officer, IndyMac Bank (January 2008 to present); Interim Vice President Finance and Administration and Chief Financial Officer, The J. Paul Getty Trust (November 2006 to December 2007); Executive Vice President and Chief Financial Officer, KinderCare Learning Centers, Inc. (October 1999 to November 2002); Executive Vice President and Chief Financial Officer, First Interstate Bank of California (July 1990 to May 1996)
		Director Since:	April 21, 2008
Ki Tae Hong	63	Principal Occupation:	President and Chief Executive Officer, Pacom International, Inc., international trade of computer-related products (1993 to present)
		Director Since:	2007
Won R. Yoon, M.D.	72	Principal Occupation:	Chief Surgeon, Won R. Yoon, M.D. & Soo Y. Song Yoon, M.D., Inc. (1975 to present); Director, Korean Health Education Information Research Center (2007 to Present)
		Director Since:	1982

Executive Officers

Name of Executive Officers	Age	Principal Occupation for Past Five Years

Chung Hoon Youk	59	Current Position: Previous Positions:	Interim President and Chief Executive Officer, Hanmi Financial Corporation (January 2008 to present); Executive Vice President and Chief Credit Officer, Hanmi Bank (January 2008 to present)
			Retired (2003 to 2007); President, Chief Executive Officer and Director, Hanmi Financial Corporation (1999 to 2003); Senior Vice President and Chief Credit Officer, Hanmi Financial Corporation (1993 to 1999)
Brian E. Cho	48	Current Position: Previous Positions:	Executive Vice President and Chief Financial Officer, Hanmi Financial Corporation (December 2007 to present) Executive Vice President and Chief Financial Officer, Wilshire Bancorp, Inc. (1992 to 2007)

Director Independence

The Board of Directors has determined that all directors are independent under the applicable listing standards of The NASDAQ Stock Market, Inc. (“Nasdaq”).

The Board of Directors and Its Committees

During fiscal year 2007, the Board of Directors held nineteen (19) meetings. No director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and the committees on which he served. Our policy is to encourage all directors to attend all Annual and Special Meetings of Stockholders. Our May 23, 2007 Annual Meeting of Stockholders was attended by all of the directors.

The Board of Directors has a process for stockholders to send communications to directors. Our stockholders and interested parties may send communications to the Board of Directors by writing to the Board of Directors at

Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Board of Directors. All such communications will be relayed directly to the Board of Directors. Any interested party wishing to communicate directly with our independent directors regarding any matter may send such communication in writing to our independent directors at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Presiding Director. Any interested party wishing to communicate directly with the Audit Committee regarding any matter, including any accounting, internal accounting or auditing matter, may submit such communication in writing to Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010, Attention: Chairman of the Audit Committee. Any submissions to the Presiding Director or Chairman of the Audit Committee may be anonymous and/or confidential.

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Planning Committee and the Nominating and Corporate Governance Committee. All committee charters are available through our website at www.hanmi.com by clicking on Investor Relations and then Corporate Governance.

Audit Committee

The Audit Committee appoints a firm of independent certified public accountants to conduct the annual audit of our books and records. The Audit Committee also reviews with such accounting firm the scope and results of the annual audit, the performance by such accountants of professional services in addition to those related to the annual audit and the adequacy of our internal controls. During 2007, the members of the Audit Committee were Ki Tae Hong, Richard B. C. Lee, Joon Hyung Lee, Mark K. Mason and Chang Kyu Park, with Mr. Mason serving as Chairman. Each member is a non-employee director and meets the independence requirements of the SEC and Nasdaq. Mr. Mason is a “financial expert” within the meaning of the current rules of the Securities and Exchange Commission (“SEC”). The Audit Committee held fifteen (15) meetings in fiscal year 2007. See “Report of the Audit Committee of the Board of Directors.”

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors maintains an Audit Committee composed of five (5) outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies Rule 4350(d)(2)(A) of Nasdaq, which governs Audit Committee composition, because all Audit Committee members are “independent directors.”

The primary responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of Hanmi Financial’s financial reporting process, including overseeing the integrity of the financial reports and other financial information provided to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; Hanmi Financial’s systems of internal accounting and financial controls; and the annual independent audit of Hanmi Financial’s financial statements.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the 2007 audited financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 114, as amended by Statement of Auditing Standards No. 90. This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and any other matters that are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board, Standard No. 1. The Audit Committee also discussed with the independent auditors the auditors’ independence from management and Hanmi Financial, including the matters covered by the written disclosures and letter provided by the independent auditors.

In addition, in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations, management assessed the effectiveness of Hanmi Financial’s internal control over financial reporting as of December 31, 2007. Management based this assessment on criteria for effective internal control over financial reporting described in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Management’s assessment included an evaluation of the design of Hanmi Financial’s internal control over financial reporting and testing of the operational effectiveness of its internal control over financial reporting. At the conclusion of management’s assessment, the Audit Committee reviewed a report submitted by management on the effectiveness of Hanmi Financial’s internal control over financial reporting.

The Audit Committee discussed with Hanmi Financial’s independent auditors the overall scope and plans for their audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audits and their evaluations of Hanmi Financial’s internal controls and the overall quality of Hanmi Financial’s financial reporting. The Audit Committee held fifteen (15) meetings during the fiscal year ended December 31, 2007. The Audit Committee also discussed the independence of the independent auditors and concluded that their services provided to Hanmi Financial, including their tax and non-audit related work, were compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Hanmi Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

THE AUDIT COMMITTEE

Mark K. Mason (Chairman)
Ki Tae Hong
Joon Hyung Lee
Richard B. C. Lee
Chang Kyu Park, Pharm.D.

Compensation Committee

The Compensation Committee is responsible for determining the compensation of all of our executive officers, including our principal executive officer, as well as administering our compensation plans. The Compensation Committee has the authority to delegate such decisions to subcommittees of the Compensation Committee. The Compensation Committee is also authorized to retain outside consultants to assist it in determining executive officer compensation. In 2007, the Compensation Committee retained the Semler Brossy consulting group, as described below in “Compensation Discussion and Analysis.” During 2007, the members of the Compensation Committee were I Joon Ahn, Richard B. C. Lee, Chang Kyu Park, Joseph K. Rho and Won R. Yoon, with Dr. Yoon serving as Chairman. Each member is a non-employee director and meets the independence requirements of the SEC and Nasdaq. The Compensation Committee held fifteen (15) meetings in fiscal year 2007. See “Compensation Committee Report.”

Planning Committee

The Planning Committee recommends planning policy, new lines of business, capital and financial plans, and dividend plans to the Board of Directors, and monitors the planning activities and Hanmi Financial’s performance against its plans and budget. During 2007, the members of the Planning Committee were I Joon Ahn, Richard B. C. Lee, Chang Kyu Park, Joseph K. Rho and Won R. Yoon, with Mr. Ahn serving as Chairman. Each member is a non-employee director and meets the independence requirements of the SEC and Nasdaq. The Planning Committee held eight (8) meetings in fiscal year 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become directors; recommends to the Board of Directors the director nominees for the Board of Directors and Board committees for the next Annual Meeting of Stockholders; develops, recommends and implements a set of corporate governance principles applicable to Hanmi Financial; and monitors the process to determine Board of Directors and committee effectiveness.

During 2007, the members of the Nominating and Corporate Governance Committee were I Joon Ahn, Ki Tae Hong, Joon Hyung Lee, Joseph K. Rho and Won R. Yoon, with Mr. Rho serving as Chairman. Each member is a non-employee director and meets the independence requirements of the SEC and Nasdaq. The Nominating and Corporate Governance Committee held nine (9) meetings in fiscal year 2007.

The Nominating and Corporate Governance Committee will consider recommendations by stockholders for directors to be nominated, provided that any such recommendation complies with the procedures set forth below.

Recommendations by any stockholder of a candidate for election as a director of Hanmi Financial must be submitted in writing to the Chairman of the Nominating and Corporate Governance Committee at our principal executive offices no later than the last business day of January of the year that our next Annual Meeting of Stockholders will be held for consideration at such Annual Meeting. Stockholders shall include in such recommendation:

•	The name, age and address of each proposed nominee;

•	The principal occupation of each proposed nominee;

•	The number of shares of voting stock of Hanmi Financial owned by each proposed nominee;

•	The name and residence address of the nominating stockholder;

•	The number of shares of voting stock of Hanmi Financial owned by the nominating stockholder; and

•	A letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the Board and will serve as a member of the Board if elected.

In addition, each recommendation must set forth, in detail, the reasons why the nominating stockholder believes the proposed nominee meets the following general qualifications, which are the same qualifications used by the Nominating and Corporate Governance Committee in evaluating nominees:

•	Nominees should possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders;

•	Nominees must have an inquisitive and objective perspective, practical wisdom and mature judgment;

•	Nominees should possess a broad range of skills, expertise, industry knowledge and contacts useful to our business;

•	Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time;

•	Pursuant to the Corporate Governance Guidelines, nominees, once elected, should not serve on the boards of directors of more than two other public companies and, unless granted an exception by the Board, cannot serve simultaneously as a director of the Board and director or officer of any other depository organization other than a subsidiary bank of Hanmi Financial; and

•	Pursuant to the Corporate Governance Guidelines, nominees are required to own shares of common stock of Hanmi Financial equal to at least one percent of the outstanding shares of common stock of Hanmi Financial, provided, however, that this requirement may be waived by the Board with respect to any nominee that the Board determines has such significant knowledge, skills or expertise in a field or industry that is important to us such that it would be in the best interests of Hanmi Financial to grant such a waiver.

In identifying and evaluating director candidates, the Nominating and Corporate Governance Committee will solicit and receive recommendations, and review qualifications of potential candidates to serve on the Board. The Nominating and Corporate Governance Committee may also use search firms to identify director candidates. To enable the Nominating and Corporate Governance Committee to effectively evaluate director candidates, the Nominating and Corporate Governance Committee may also conduct appropriate inquiries into the backgrounds and qualifications of director candidates, including reference checks. As stated above, the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders utilizing the same criteria as candidates identified by the Nominating and Corporate Governance Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes the compensation earned by our former Chief Executive Officer (“CEO”), current and former Chief Financial Officer (“CFO”) and other executive officers named in the “Summary Compensation Table.” We refer to all of these officers as “Named Executive Officers.” Although the compensation programs discussed below are applicable to our Named Executive Officers and other executives, this CD&A focuses exclusively on the Named Executive Officers. With respect to the 2007 fiscal year, the following CD&A identifies our current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs of the Named Executive Officers.

Compensation Philosophy and Objectives

The Compensation Committee believes that Hanmi Financial and its stockholders will derive the greatest benefit from compensation programs designed to attract and retain motivated individuals and to reward these individuals based on performance against goals that align with the interests of our stockholders. In addition, it is critical to our success to provide a competitive total compensation program comparable to executives with similar roles and responsibilities within the banking community with whom we compete for employee talent.

Given the above compensation philosophy, the Compensation Committee’s key objectives for our compensation programs are:

•	To offer fair and competitive annual base salaries consistent with similarly situated companies in the banking industry;

•	To reward executives for corporate and individual performance through incentive compensation; and

•	To encourage future performance by offering long-term incentives such as stock options that align employee and stockholder interests.

Methodology for Determining Value

The Compensation Committee is comprised solely of independent directors as determined in accordance with various Nasdaq, SEC and Internal Revenue Code rules. The Compensation Committee’s Chairman regularly reports to the Board of Directors on Compensation Committee actions and recommendations. The Compensation Committee has authority to retain outside counsel, compensation consultants and other advisors to assist as needed. The Compensation Committee operates under a written charter adopted by our Board of Directors. A copy of our charter is available on our website at www.hanmi.com by clicking on Investor Relations and then Corporate Governance.

The Compensation Committee is authorized to review and approve the annual compensation and compensation procedures for the CEO. The Compensation Committee is also responsible for the approval or, in some cases, submission for approval to the Board of Directors, the annual compensation and compensation procedures for the other Named Executive Officers. Although the Compensation Committee solicits recommendations from the CEO for the compensation programs for the other Named Executive Officer, implementation of any recommendations made by the CEO is at the sole discretion of the Compensation Committee and the Board of Directors.

The Compensation Committee believes that a significant percentage of executive pay should be based on the principles of pay-for-performance. However, the Compensation Committee also recognizes that we must maintain our ability to attract highly talented executives. For this reason, the Compensation Committee heavily considers the pay practices of banks that it competes with in the market for executive talent. The Compensation Committee reviews the total compensation packages of comparable executives, who have similar roles and responsibilities within banks of similar size.

To achieve the intended objectives of the compensation programs, the Compensation Committee, as directed by the CEO, retained compensation consultants Semler Brossy Consulting Group, LLC (“Semler Brossy”). Semler Brossy developed a list of publicly traded banks (the “Compensation Peer Group”) and reviewed publicly available compensation data to provide the Compensation Committee with recommendations for base salary, bonus and stock option grant practices for the Named Executive Officers.

The criteria for establishing the Compensation Peer Group were:

•	Commercial banks operating in the same geographical region as Hanmi Financial with assets between $1.5 billion and $7.0 billion;

•	A three-year average return on equity greater than 12%;

•	A three-year average annual earnings per share growth greater than 10%;

•	A three-year average annual return on assets greater than 1%;

•	A three-year average annual total return to stockholders greater than or equal to 20%; and

•	Direct competitor Korean-American banks.

Semler Brossy also incorporated salary surveys specific to the broader banking industry to supplement its findings derived from the Compensation Peer Group review. The Compensation Peer Group is comprised of the following banks:

• BancFirst Corporation	• Bank of the Ozarks, Inc.	• Capital Corp of the West
• Cathay General Bancorp	• Center Financial Corporation	• CoBiz Inc.
• East West Bancorp, Inc.	• Frontier Financial Corporation	• Glacier Bancorp, Inc.
• Hancock Holding Company	• Nara Bancorp, Inc.	• Old Second Bancorp, Inc.
• Pacific Capital Bancorp	• PrivateBancorp, Inc.	• Republic Bancorp, Inc.
• TriCo Bancshares	• UCBH Holdings, Inc.	• West Coast Bancorp
• Wilshire Bancorp, Inc.

The decisions of the Compensation Committee regarding the compensation levels, programs and policies were based primarily on the competitive Compensation Peer Group data provided by Semler Brossy. However, all decisions were made based on the affordability of the recommendations, the objectives of the compensation programs, our compensation philosophy and the alignment with stockholder interests. Total direct compensation levels for the Named Executive Officers are generally targeted between the 50th and 75th percentile of the market. The Peer Group data is used to provide an indication of market pay practices for this purpose and to effectively provide data for subjective review and confirmation of the reasonableness of the compensation paid to the Named Executive Officers. The Peer Group data also provides the Committee with valid information concerning market pay practices with respect to the pay mix among base salary, annual bonus and long-term incentives.

Elements of the Compensation Program

The following describes the various components of the compensation mix that we currently provide to the Named Executive Officers, the objectives of each component of pay, and how each is used to create a total competitive pay package.

The Compensation Committee provides the Named Executive Officers with a compensation package that includes: annual base salary; short-term cash incentive compensation; long-term incentive awards (stock options, restricted stock, etc.); deferred compensation; executive perquisites; and broad-based benefits program.

Although each component is important, the Compensation Committee views the components of total direct compensation (the sum of annual base salary, annual cash incentive and the present value of long-term incentives grants) to be the three primary elements of our compensation program. Below, the Compensation Committee describes in detail each of these and other components of our compensation program.

Annual Base Salary — Annual base salaries are the fixed portion of the Named Executive Officers’ cash compensation and are intended to reward the day-to-day aspects of their roles and responsibilities. In setting annual base salaries, the Compensation Committee takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and job performance, as well as the performance of Hanmi Financial as a whole and current market conditions. Annual base salaries for the Named Executive Officers are generally targeted between the 50th and 75th percentile of the market.

Based in part on the information provided by Semler Brossy and in part on the Compensation Committee’s own assessment, the Compensation Committee believes that the fiscal year 2007 base salaries of our Named Executive Officers are competitive with companies of similar size and with comparable operating results in similar industries.

Short-Term Cash Incentive Compensation — In accordance with our compensation philosophy, a significant portion of the CEO’s compensation package is based on individual performance and Hanmi Financial’s performance. For short-term performance, we measure financial and non-financial goals. The financial goals include: return on average assets; pre-tax earnings growth; average deposit growth; and earnings per share growth. The non-financial goals include: leadership and management qualities; Board relations; external relations; employee relations; and certain knowledge and skills specific to daily operations.

The Compensation Committee reviews performance against these goals on an annual basis to determine the short-term cash incentive compensation for the CEO, which is calculated according to an objective formula. The other Named Executive Officers have general goals, but their short-term cash incentive compensation is determined on a discretionary basis by the CEO. Except for the CFO, there were no short-term cash incentive compensation payments to the Named Executive Officers for services rendered in 2007 because the Named Executive Officers had terminated employment prior to year-end. The CFO was guaranteed a $100,000 bonus for 2007 in consideration for the incentive pay he forfeited at his previous employer and for recruitment purposes.

Long-Term Incentive Awards — Long-term incentive awards, such as stock options and restricted stock, are the third key component of the Named Executive Officers’ total compensation package. The Compensation Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. The Compensation Committee also believes equity based compensation complements the short-term cash incentives by forcing executives to recognize the impact their short-term decisions might have on long-term outcomes. This limits an executive’s ability to reap short-term gains at the expense of Hanmi Financial’s longevity.

Equity incentive awards are granted to the Named Executive Officers pursuant to the 2007 Plan. The Compensation Committee has not established grant guidelines; rather, the size, timing and other material terms of the equity incentive awards for Named Executive Officers are made at the discretion of the Board of Directors and the Compensation Committee. Factors considered by the Compensation Committee and the Board of Directors include awards to industry peers and each executive’s previous grant history.

The Compensation Committee approves all awards under the 2007 Plan and acts as the Administrator of the 2007 Plan. Stock options granted under the 2007 Plan generally vest over a five-year period, with 20 percent becoming exercisable 12 months following the grant date, and 20 percent thereafter on each anniversary of the grant date. All stock options are granted with a ten-year exercise term and have an exercise price equal to the fair market value of Hanmi Financial’s common stock on the date of grant. Restricted stock granted under the 2007 Plan generally vest over a five-year period, with 20 percent becoming unrestricted 12 months following the grant date, and 20 percent thereafter on each anniversary of the grant date. In 2007, the CFO was granted 30,000 stock options and 5,000 shares of restricted stock.

Deferred Compensation — Under the Hanmi Financial Corporation Deferred Compensation Plan (the “DCP”), the Named Executive Officers may defer up to 100 percent of their annual salary and up to 100 percent of their short-term cash incentive compensation. Participants elect a distribution plan, which commences upon termination or retirement. Taxes are due upon distribution. This plan is not exclusive to only the Named Executive Officers. All senior management employees are eligible to participate in the DCP.

The DCP is intended to comply, both in form and operation, with the requirements of Internal Revenue Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. To the extent that any payment hereunder is subject to Internal Revenue Code Section 409A, it is intended that it be paid in a manner that shall comply with Internal Revenue Code Section 409A, including the final regulations or any other applicable guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.

Executive Perquisites — The Named Executive Officers and other members of senior management receive the following benefits in addition to their other compensation: gasoline card, cellular phone allowance and automobile allowance. The additional benefits and benefit levels of the Named Executive Officers are detailed in the accompanying “Summary Compensation Table.” The former CEO was provided with a country club membership to be used for business purposes that would benefit Hanmi Financial.

Broad-Based Benefits Programs — The Named Executive Officers participate in the benefits programs that are available to all full-time employees. These benefits include health, dental, vision and life insurance, healthcare reimbursement accounts, paid vacation, and contributions to a 401(k) profit sharing retirement plan.

Change-in-Control Arrangements

In 2007, there were no arrangements with the Named Executive Officers that provide for payment upon a Change-in-Control or upon the termination of a Named Executive Officer with the exception of our former CEO, who terminated his employment with Hanmi Financial on December 31, 2007.

Employment and Severance Arrangements with our Former Chief Executive Officer

We previously entered into a six-year employment agreement with Dr. Sung Won Sohn effective January 3, 2005. Under the terms of the agreement, Dr. Sohn served as President and CEO of both Hanmi Financial and Hanmi Bank, our subsidiary, at a base annual salary of $550,000 with annual CPI adjustment. In addition, Dr. Sohn was eligible to receive an annual incentive bonus based on pre-tax profitability of Hanmi Financial in an amount not to exceed 125 percent of his annual salary. The agreement also provided for a stock bonus grant of 100,000 shares with a vesting schedule under which 20,000 shares vest each year. Dr. Sohn also received two separate stock option grants to acquire 150,000 and 200,000 shares.

On December 31, 2007, Dr. Sohn retired from his position as President and Chief Executive Officer of Hanmi Financial and Hanmi Bank. In compromise of Dr. Sohn’s employment agreement, Dr. Sohn will be receiving a one-time, lump-sum cash payment of $1.298 million. In addition, Dr. Sohn received a cash payment of $39,346 as payment for accrued, but unused vacation pay. Dr. Sohn also received ownership of the Bank-owned automobile that he was using as well as the Bank’s equitable ownership interests in two club memberships that the Bank maintained for Dr. Sohn’s benefit. In addition, the vesting of 40,000 shares of restricted stock was accelerated, and Dr. Sohn will receive a cash payment of $70,000 for the purchase of his vested stock options. In addition, Dr. Sohn agreed to serve as a consultant to the Bank. In return for his consulting services, Dr. Sohn will be paid $6,000 per month during 2008 and 2009.

Named Executive Officers’ Compensation

The CEO meets with the Compensation Committee to review the CEO’s compensation recommendations for the other Named Executive Officers. The CEO will provide to the Compensation Committee the findings of the performance evaluations of the other Named Executive Officers and the basis of the CEO’s compensation recommendations, including the scope of their duties, oversight responsibilities, and the individual objectives and goals against results achieved.

For fiscal year 2007, the Compensation Committee approved base salary adjustments at its April 18, 2007 meeting for the other Named Executive Officers, to take effect on April 1, 2007. In its analysis of the other Named Executive Officers, the Compensation Committee applied the same rationale as they applied when considering the CEO’s base salary. The Compensation Committee considered the performance of the other Named Executive Officers and recommendations made by the CEO at its April 18, 2007 meeting. The Compensation Committee also considered the pay practices of the Compensation Peer Group and the analyses and recommendations provided by Semler Brossy.

Administrative Policies and Practices

To evaluate and administer the compensation programs of the Named Executive Officers, the Compensation Committee meets six to eight times a year at regularly scheduled Board of Directors meetings. The Compensation Committee also holds “special” meetings and meets telephonically to discuss extraordinary items (such as the hiring or dismissal of a Named Executive Officer). At the end of a meeting, the Compensation Committee may choose to meet in executive sessions, when necessary, in accordance with recommended “best practices.”

As noted above, the Compensation Committee members confer with compensation consultants, external legal counsel and other members of the Board of Directors on matters regarding the compensation of the Named Executive Officers.

Timing of Grants of Options

It is the Compensation Committee’s practice to use the date when the Compensation Committee and the employee reach a mutual understanding of the key terms and conditions of a share-based payment award for purposes of establishing the “grant date” for stock options and restricted stock.

Stock Ownership Guidelines

The Compensation Committee has not implemented stock ownership guidelines for the Named Executive Officers; however, the Compensation Committee continues to periodically review best practices and re-evaluate whether stock ownership guidelines are consistent with our compensation philosophy and with stockholders’ interests.

Tax Deductibility of Executive Officer Compensation

Internal Revenue Code Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit. We attempt to comply with the requirements of Section 162(m). Accordingly, all grants made under the 2007 Plan in fiscal year 2007 qualify for the corporate tax deduction. However, the separation pay for our former CEO exceeded the $1 million limit and therefore the amount exceeding the limit is not deductible. The Compensation Committee will continue to carefully consider the impact of Internal Revenue Code Section 162(m) in determining the appropriate pay mix and compensation levels for the Named Executive Officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Won R. Yoon (Chairman)
I Joon Ahn
Richard B. C. Lee
Chang Kyu Park
Joseph K. Rho

Summary Compensation Table

The following table summarizes the total compensation paid or earned by the Named Executive Officers for the fiscal years ended December 31, 2007 and 2006.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)(1)	($)(1)(5)	($)(2)(3)	($)(2)(4)	($)	($)	($)(1)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)

Brian E. Cho,	2007	$22,500	$100,000	$793	$1,258	$—	$—	$878	(6)	$125,429
Executive Vice	2006	$—	$—	$—	$—	$—	$—	$—		$—
President and Chief Financial Officer(10)
Sung Won Sohn, Ph.D.,	2007	$598,891	$—	$786,500	$—	$—	$—	$1,615,501	(7)	$3,000,892
Former President,	2006	$574,200	$287,100	$363,000	$273,568	$—	$—	$148,571	(7)	$1,646,439
Chief Executive Officer and Director
Michael J. Winiarski,	2007	$144,199	$—	$—	$10,395	$—	$—	$16,738	(8)	$171,332
Former Senior Vice	2006	$176,667	$70,160	$—	$27,416	$—	$—	$33,950	(8)	$308,193
President and Chief Financial Officer
Kurt M. Wegleitner,	2007	$95,936	$—	$—	$14,204	$—	$—	$10,034	(9)	$120,174
Former Executive	2006	$205,833	$82,383	$—	$31,467	$—	$—	$28,225	(9)	$347,908
Vice President and Chief Credit Officer

(1)	All cash compensation and perquisites paid to the Named Executive Officers are paid by, and are the responsibility of, our subsidiary, Hanmi Bank.

(2)	All equity awards are made by Hanmi Financial, are for shares of Hanmi Financial’s common stock and are made pursuant to the 2007 Plan, the Year 2000 Stock Option Plan (the “2000 Plan”), the 2004 CEO Stock Option Plan or the CEO’s Employment Agreement.

(3)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment.” For further information, see Note 12 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

(4)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123(R), and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts for the fiscal year ended December 31, 2007 are included in Note 12 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

(5)	The amounts in column (d) reflect the discretionary bonuses paid to the Named Executive Officers in respect of services performed in the prior year. Amounts shown are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of awards into the DCP. Except for Mr. Cho, there were no bonuses paid for services performed in 2007 because the Named Executive Officer was no longer employed by us.

(6)	Amounts consist of: a) automobile allowance ($700 for 2007); and b) other perquisites such as cellular phone allowance, gasoline card, meal allowance and Holiday gift cards ($178 for 2007).

(7)	Amounts consist of: a) accrued expenses of $1.5 million for former CEO’s retirement, which was comprised of cash settlement ($1.3 million), consulting agreement ($144,000), transfer of ownership of club memberships ($45,000) and company automobile ($29,000); and reimbursement of legal costs ($17,500); b) club memberships ($12,385 for 2007; $52,970 for 2006); c) life insurance premiums ($0 for 2007; $22,654 for 2006); d) company automobile ($21,955 for 2007; $20,073 for 2006); e) dividends paid on restricted stock award

($10,800 for 2007; $14,800 for 2006), f) health insurance premiums ($13,794 for 2007; $14,019 for 2006); g) employer contributions under the 401(k) plan ($11,625 for 2007; $11,250 for 2006); h) tax gross-up for perquisites ($5,625 for 2007; $6,375 for 2006); and i) other perquisites such as cellular phone allowance, gasoline card, meal allowance and Holiday gift cards ($5,817 for 2007; $6,430 for 2006).

(8)	Amounts consist of: a) life insurance premiums ($324 for 2007; $668 for 2006); b) automobile allowance ($6,427 for 2007; $8,400 for 2006); c) health insurance premiums ($0 for 2007; $10,554 for 2006); d) employer contributions under the 401(k) plan ($8,353 for 2007; $10,550 for 2006); and e) other perquisites such as cellular phone allowance, gasoline card, meal allowance and Holiday gift cards ($1,634 for 2007; $3,778 for 2006).

(9)	Amounts consist of: a) life insurance premiums ($0 for 2007; $493 for 2006); b) automobile allowance ($3,755 for 2007; $8,400 for 2006); c) health insurance premiums ($0 for 2007; $5,846 for 2006); d) employer contributions under the 401(k) plan ($5,325 for 2007; $11,250 for 2006); and e) other perquisites such as cellular phone allowance, gasoline card, meal allowance and Holiday gift cards ($954 for 2007; $2,236 for 2006).

(10)	Mr. Cho entered into an at-will employment offer letter (the “Offer Letter”) with Hanmi Bank on November 1, 2007. Pursuant to the Offer Letter, Mr. Cho received an annual starting salary of $270,000 and is eligible to receive up to 50% of his annual salary in incentive cash compensation. Mr. Cho’s incentive compensation for his first year of employment has been fixed at $100,000. In addition, Mr. Cho received, on December 3, 2007, a stock option grant for 30,000 shares of Hanmi Financial’s common stock and a restricted stock grant of 5,000 shares of Hanmi Financial’s common stock. Mr. Cho also receives an auto allowance of $700 per month as well as a cell phone allowance of $100 per month and a gas card.

Grants of Plan-Based Awards

The following table complements the “Summary Compensation Table” disclosure of the grant date fair value of stock and option awards granted to our Named Executive Officers during fiscal year 2007.

GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Date Fair
		Under Non-Equity			Under Equity Incentive			Shares	Securities	Price of	Value of
		Incentive Plan Awards(1)			Plan Awards			of Stock	Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards(1)	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)	Awards(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Brian E. Cho	12/03/07	$—	$—	$—	—	—	—	5,000	—	—	$47,600
	12/03/07	$—	$—	$—	—	—	—	—	30,000	$9.52	$75,453

(1)	Our practice is that the exercise price for each stock option is the market value on the date of grant.

(2)	The amounts in column (l) reflect the grant date fair value computed in accordance with SFAS No. 123(R). Assumptions used in the calculation of these amounts for the fiscal year ended December 31, 2007 are included in Note 12 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information as of December 31, 2007, for our Named Executive Officers concerning unexercised options, stock that has not vested and equity incentive plan awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Stock Awards
								Equity	Equity
	Option Awards							Incentive	Incentive
			Equity					Plan	Plan
			Incentive					Awards:	Awards:
			Plan					Number of	Market or
			Awards:				Market	Unearned	Payout Value
	Number of	Number of	Number of			Number of	Value of	Shares,	of Unearned
	Securities	Securities	Securities			Shares or	Shares or	Units or	Shares, Units
	Underlying	Underlying	Underlying			Units of	Units of	Other	or Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Brian E. Cho	—	—	—	$—	—	5,000 (1)	$43,100 (2)	—	$—
	—	30,000 (3)	—	$9.52	12/03/17	—	$—	—	$—
Michael J. Winiarski	8,400 (4)	—	—	$13.52	01/05/08 (4)	—	$—	—	$—
	4,000 (5)	—	—	$18.00	01/05/08 (5)	—	$—	—	$—

(1)	On December 3, 2007, pursuant to the 2007 Plan, 5,000 shares of restricted stock were awarded to the Named Executive Officer with vesting as follows: 20 percent to vest on December 3, 2008 and 20 percent on each of the next four anniversary dates.

(2)	Amount calculated as follows: Closing Stock Price as of December 31, 2007 ($8.62) x Unvested Shares of Restricted Stock (5,000).

(3)	On December 3, 2007, pursuant to the 2007 Plan, 30,000 stock options were granted to the Named Executive Officer with vesting as follows: 20 percent to vest on December 3, 2008 and 20 percent on each of the next four anniversary dates.

(4)	On March 10, 2004, pursuant to the 2000 Plan, 14,000 stock options were granted to the Named Executive Officer with vesting as follows: 20 percent to vest on March 10, 2005 and 20 percent on each of the next four anniversary dates. Mr. Winiarski resigned effective October 5, 2007. As of that date, 8,400 stock options were vested and still exercisable for a period of 90 days subsequent to the resignation date, or January 5, 2008.

(5)	On April 19, 2006, pursuant to the 2000 Plan, 20,000 stock options were granted to the Named Executive Officer with vesting as follows: 20 percent to vest on April 19, 2007 and 20 percent on each of the next four anniversary dates. Mr. Winiarski resigned effective October 5, 2007. As of that date, 4,000 stock options were vested and still exercisable for a period of 90 days subsequent to the resignation date, or January 5, 2008.

Option Exercises and Stock Vested

The following table shows information for amounts received upon exercise of options or vesting of stock by our Named Executive Officers during fiscal 2007.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Sung Won Sohn, Ph.D.	—	$—	20,000 (1)	$412,200 (2)
	—	$—	40,000 (3)	$344,800 (4)

(1)	On February 22, 2005, pursuant to the CEO’s Employment Agreement, 100,000 shares of restricted stock were awarded to the CEO with vesting as follows: 20 percent to vest on February 22, 2005 and 20 percent on each of the next four anniversary dates.

(2)	Amount calculated as follows: Closing Stock Price as of February 22, 2007 ($20.61) x Shares of Restricted Stock That Vested (20,000).

(3)	On December 31, 2007, pursuant to the former CEO’s Separation Agreement, 40,000 shares of restricted stock were released from restrictions.

(4)	Amount calculated as follows: Closing Stock Price as of December 31, 2007 ($8.62) x Shares of Restricted Stock That Vested (40,000).

Non-Qualified Deferred Compensation Plan

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Hanmi Financial Corporation Deferred Compensation Plan (the “DCP”), an unfunded, unsecured deferred compensation plan. The DCP allows participants to defer all or a portion of their base salary and/or annual bonus.

NON-QUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Sung Won Sohn, Ph.D.	$47,860	$—	$6,499	$—	$150,828
Kurt M. Wegleitner	$44,584	$—	$1,446	$46,030	$—

The “Executive Contributions” column above (column (b)) shows amounts that were also reported as part of either “Salary,” “Bonus” or “Non-Equity Incentive Plan Awards” in the 2007 “Summary Compensation Table” on page 12. Those amounts are quantified in the table below. The table below also quantifies the annual rate of return earned by the Named Executive Officers during 2007.

Amount Included in
	Amount Included in Both	Non-Qualified Deferred
	Non-Qualified Deferred	Compensation Table
	Compensation Table and	Previously Reported in	Annual Rate
	2007 Summary	Prior Years’ Summary	of Return
	Compensation Table	Compensation Tables	for 2007
Name	($)	($)	(%)

Sung Won Sohn, Ph.D.	$47,860	$—	4.653	%(1)
Kurt M. Wegleitner	$44,584	$—	4.653	%(1)

(1)	Interest rate is the annual percentage yield on five-year U.S. Treasury Notes.

Potential Payments Upon Termination or Change-In-Control

Hanmi Financial has not entered into any employment agreements with our current Named Executive Officers that will require Hanmi Financial to provide compensation to the Named Executive Officers in the event of a termination of employment or a change in control of Hanmi Financial. For the Named Executive Officers, any potential payments upon termination or change in control would be the same as those generally available to all employees. For information concerning payments made to Dr. Sohn in connection with the termination of his employment on December 31, 2007, see “Compensation Discussion and Analysis” above.

Director Compensation

The following table sets forth certain information regarding compensation paid to persons who served as non-employee directors of Hanmi Financial in 2007:

DIRECTOR COMPENSATION

					Change in
					Pension
	Fees				Value and
	Earned				Non-Qualified
	or Paid		Option	Non-Equity	Deferred	All Other
	in Cash	Stock	Awards	Incentive Plan	Compensation	Compensation
	($)	Awards	($)	Compensation	Earnings	($)	Total
Name	(1)(2)	($)	(3)(4)(5)(6)	($)	($)	(1)(7)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

I Joon Ahn	$59,300	$—	$42,363	$—	$—	$24,058	$125,721
Ki Tae Hong	$63,500	$—	$42,363	$—	$—	$22,638	$128,501
Joon Hyung Lee	$59,950	$—	$42,363	$—	$—	$22,638	$124,951
Richard B. C. Lee	$88,000	$—	$42,363	$—	$—	$30,011	$160,374
Kraig A. Kupiec(8)	$21,000	$—	$(7,061)	$—	$—	$6,667	$20,606
Mark K. Mason	$49,800	$—	$4,214	$—	$—	$19,467	$73,481
M. Christian Mitchell(9)	$28,000	$—	$16,186	$—	$—	$12,374	$56,560
Chang Kyu Park, Pharm.D.	$50,200	$—	$42,363	$—	$—	$22,618	$115,181
Joseph K. Rho	$62,000	$—	$42,363	$—	$—	$22,619	$126,982
William J. Ruh(8)	$17,500	$—	$(7,061)	$—	$—	$6,039	$16,478
Won R. Yoon, M.D.	$58,900	$—	$42,363	$—	$—	$22,608	$123,871

(1)	All cash compensation and perquisites paid to directors are paid by Hanmi Bank, which is then reimbursed by Hanmi Financial.

(2)	Each director who is not an employee of Hanmi Financial is paid a monthly retainer fee of $3,000 and $1,000 monthly for attendance at Board meetings ($500 for telephonic attendance at Board meetings). In addition, the Chairman of the Board receives an additional $2,500 each month. The Audit Committee Chairman receives an additional $1,500 each month. The Chairmen of the remaining committees receive an additional $750 each month and members receive an additional $200 each month for attending committee meetings ($100 each month for telephonic attendance at committee meetings).

(3)	All equity awards are made by Hanmi Financial, are for shares of Hanmi Financial’s common stock and are made pursuant to the 2000 Plan or the 2007 Plan.

(4)	The amounts in column (d) reflect the dollar amount recognized or reversed for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123(R), of awards pursuant to the 2000 Plan or the 2007 Plan, and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts for the fiscal year ended December 31, 2007 are included in Note 12 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the SEC on February 29, 2008.

(5)	Grants of Plan-Based Awards — Directors are eligible to be granted stock options under the 2007 Plan. In 2007, non-employee directors were granted the following options under the 2007 Plan:

All Other
Option
		Awards:	Exercise	Grant
		Number of	or Base	Date Fair
		Securities	Price of	Value of
		Underlying	Option	Stock and
	Grant	Options	Awards(a)	Option
Name	Date	(#)	($/Share)	Awards

Mark K. Mason	09/19/07	10,000	$16.35	$37,928
M. Christian Mitchell	05/23/07	6,667	$13.35	$27,068

(a)	Our practice is that the exercise price for each stock option is the market value on the date of grant. Mr. Mitchell’s grant was a modification of his June 16, 2004 grant. The modification accelerated the vesting date from June 16, 2007 to May 23, 2007, the last day of Mr. Mitchell’s term as a Director, and the exercise price was the same exercise price as the original grant.

(6)	Outstanding Equity Awards at Fiscal Year-End — The following table shows information as of December 31, 2007 for our directors concerning unexercised stock options:

	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised		Option	Option
	Options (#)		Options (#)		Exercise	Expiration
Name	Exercisable		Unexercisable		Price ($)	Date

I Joon Ahn	8,000	(b)	16,000	(b)	$21.63	11/15/16
Ki Tae Hong	8,000	(b)	16,000	(b)	$21.63	11/15/16
Joon Hyung Lee	36,624	(a)	—		$3.89	09/20/10
	8,000	(b)	16,000	(b)	$21.63	11/15/16
Richard B. C. Lee	54,936	(a)	—		$3.89	09/20/10
	8,000	(b)	16,000	(b)	$21.63	11/15/16
Mark. K. Mason	—		10,000	(c)	$16.56	09/19/17
Chang Kyu Park, Pharm.D.	8,000	(b)	16,000	(b)	$21.63	11/15/16
Joseph K. Rho	8,000	(b)	16,000	(b)	$21.63	11/15/16
Won R. Yoon, M.D.	18,312	(a)	—		$3.89	09/20/10
	8,000	(b)	16,000	(b)	$21.63	11/15/16

(a)	On September 20, 2000, pursuant to the 2000 Plan, 91,560 stock options were granted to each director with vesting as follows: 20 percent to vest on September 20, 2001 and 20 percent on each of the next four anniversary dates.

(b)	On November 15, 2006, pursuant to the 2000 Plan, 24,000 stock options were granted to each director with vesting as follows: 33.33 percent to vest on November 15, 2007 and 33.33 percent on each of the next two anniversary dates.

(c)	On September 19, 2007, pursuant to the 2007 Plan, 10,000 stock options were granted to Mr. Mason with vesting as follows: 33.33 percent to vest on September 19, 2008 and 33.33 percent on each of the next two anniversary dates.

(7)	The amounts in column (g) consist of:

	Health			Total
	Insurance		Perquisites	All Other
Name	Premiums	Bonus	(a)	Compensation

I Joon Ahn	$16,418	$7,500	$140	$24,058
Ki Tae Hong	$14,977	$7,500	$161	$22,638
Joon Hyung Lee	$14,977	$7,500	$161	$22,638
Richard B. C. Lee	$22,310	$7,500	$201	$30,011
Kraig A. Kupiec	$3,613	$3,000	$54	$6,667
Mark K. Mason	$14,873	$4,500	$94	$19,467
M. Christian Mitchell	$9,296	$3,000	$78	$12,374
Chang Kyu Park, Pharm.D.	$14,977	$7,500	$141	$22,618
Joseph K. Rho	$14,977	$7,500	$142	$22,619
William J. Ruh	$2,992	$3,000	$47	$6,039
Won R. Yoon, M.D.	$14,977	$7,500	$131	$22,608

(a)	Perquisites include group life insurance premiums and personal travel amenities.

(8)	Former director who resigned effective April 11, 2007.

(9)	Former director whose term ended May 23, 2007.

Compensation Committee Interlocks and Insider Participation

I Joon Ahn, Richard B. C. Lee, Chang Kyu Park, Joseph K. Rho and Won R. Yoon served as members of the Compensation Committee during the last completed fiscal year. No member of the Compensation Committee was an officer or employee of Hanmi Financial or Hanmi Bank during fiscal year 2007 or at any prior time. No member of the Compensation Committee is or was on the compensation committee of any other entity whose officers served either on the Board of Directors or on the Compensation Committee of Hanmi Financial.

Certain Relationships and Related Transactions

Some of our directors and executive officers and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Hanmi Financial or Hanmi Bank in the ordinary course of our business, and we expect to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend included in such transactions were made in the ordinary course of business, in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of repayment or presented other unfavorable features. The total amount of indebtedness owed to Hanmi Financial or Hanmi Bank by the principal officers and current directors of Hanmi Financial (including associated companies) as of December 31, 2007 was approximately $14,000.

Review, Approval or Ratification of Transactions With Related Persons

Hanmi Financial has adopted a Related Person Transaction Policy (“the Policy”). The Policy provides that executive officers, directors, five-percent stockholders and their family members, and entities for which any of those persons serve as officers or partners or in which they have a ten percent or greater interest, must notify Hanmi Financial’s Corporate Secretary before entering into transactions or other arrangements with Hanmi Financial or any of its affiliates (other than loans subject to Regulation O promulgated by the Board of Governors of the Federal Reserve System) if the amount exceeds $25,000. Hanmi Financial’s Corporate Secretary will determine whether, under the guidelines in the Policy, the transaction or arrangement should be submitted to the Audit Committee for approval. In determining whether to submit proposed transactions to the Audit Committee for consideration, Hanmi Financial’s Corporate Counsel will consider the relevant facts and circumstances, including the aggregate value of the proposed transaction, the benefits to Hanmi Financial of the proposed transaction and whether the terms of the proposed transaction are comparable to the terms available to an unrelated third party and employees generally. The Policy also includes provisions for the review and possible ratification of transactions and arrangements that are entered into without prior review under the Policy. During 2007, we did not enter into any related party transactions that required review, approval or ratification under the Policy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP (“KPMG”) served as our independent accountants for the year ended December 31, 2007 and has served as our independent accountants since 2001. KPMG has advised us that it has no direct or indirect financial interest in Hanmi Financial. Representatives of KPMG are expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

The following table sets forth information regarding the aggregate fees billed for professional services rendered by KPMG for the years ended December 31, 2007 and 2006:

	2007	2006

Audit Fees(1)	$767,000	$684,800
Audit-Related Fees	—	—
Tax Fees(2)	60,000	33,500
All Other Fees(3)	—	45,920

	$827,000	$764,220

(1)	Includes fees billed for the audit of Hanmi Financial’s annual financial statements and for the reviews of the financial statements included in Hanmi Financial’s Quarterly Reports on Form 10-Q.

(2)	Includes fees billed by KPMG for professional services rendered in connection with tax compliance, tax advice and tax planning.

(3)	Includes fees for any service not included in the first three categories above. The amount for 2006 was for due diligence related to acquisitions.

There were no other fees billed by KPMG for advice or services rendered to Hanmi Financial other than as described above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established “Pre-Approval Policies and Procedures” for independent auditors’ services. Any proposed services not pre-approved or exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The Audit Committee may not delegate its responsibilities to pre-approve services performed by the independent auditors to management.

The Audit Committee may delegate pre-approval authority to one or more of its members. In 2007, the Audit Committee Chairman was permitted to approve fees up to $25,000 with the requirement that any pre-approval decisions be reported to the Audit Committee at its next scheduled meeting.

The only non-audit services provided by the independent auditors related to the preparation of our income tax return and due diligence related to acquisitions. This work and related fees received specific approval in advance by the Audit Committee.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth information pertaining to beneficial ownership (as defined below) of Hanmi Financial’s common stock, by (i) individuals or entities known to Hanmi Financial to own more than five percent of the outstanding shares of Hanmi Financial’s common stock, (ii) each director and nominee for election, (iii) the

Named Executive Officers and (iv) all directors and executive officers of Hanmi Financial as a group. The information contained herein has been obtained from our records and from information furnished to us by each individual or entity. Management knows of no person who owns, beneficially or of record, either individually or with associates, more than five percent of Hanmi Financial’s common stock, except as set forth below.

The number of shares “beneficially owned” by a given stockholder is determined under SEC Rules, and the designation of ownership set forth below is not necessarily indicative of ownership for any other purpose. In general, the beneficial ownership as set forth below includes shares over which a director, director nominee, principal stockholder or executive officer has sole or shared voting or investment power and certain shares which such person has a vested right to acquire, under stock options or otherwise, within 60 days of the date hereof. Except as otherwise indicated, the address for each of the following persons is Hanmi Financial’s address. The following information is as of March 14, 2008.

COMMON STOCK BENEFICIALLY OWNED

	Number	Percent of
	of	Shares
Name and Address of Beneficial Owner	Shares	Outstanding

Won R. Yoon, Director(1)(2)(3)	1,688,722	3.68%
Joseph K. Rho, Director(1)(4)	1,602,838	3.49%
Richard B. C. Lee, Chairman of the Board(5)(6)	1,222,356	2.66%
Joon Hyung Lee, Director(7)	1,185,676	2.58%
I Joon Ahn, Director(1)(4)	1,185,526	2.58%
Chang Kyu Park, Pharm.D., Director(1)(4)	1,049,420	2.29%
Ki Tae Hong, Director(4)	608,606	1.33%
Sung Won Sohn, Ph.D., Former President and CEO	100,000	0.22%
Chung Hoon Youk, Interim President and CEO(1)(8)	13,668	0.03%
Michael J. Winiarski, Former Senior Vice President and CFO(9)	12,000	0.03%
Mark K. Mason, Director	9,475	0.02%
Brian E. Cho, Executive Vice President and CFO(8)	5,000	0.01%
Kurt M. Wegleitner, Former Executive Vice President and CCO	—	—%
All Directors and Executive Officers as a Group (13 in Number)	8,683,287	18.92%

(1)	Shares beneficial ownership with his spouse.

(2)	Includes 394,058 shares held by Won R. Yoon MD & Soo Y. Song Yoon MD, Inc., of which he and his spouse have sole ownership.

(3)	Includes 26,311 shares issuable upon exercise of options issued under the 2000 Plan.

(4)	Includes 8,000 shares issuable upon exercise of options issued under the 2000 Plan.

(5)	Includes 40,944 shares held in the names of his children under the Uniform Trust for Minors Act over which he exercises sole investment power.

(6)	Includes 62,935 shares issuable upon exercise of options issued under the 2000 Plan.

(7)	Includes 44,623 shares issuable upon exercise of options issued under the 2000 Plan.

(8)	Includes 5,000 shares of restricted stock awarded under the 2007 Plan.

(9)	Includes 12,000 shares issuable upon exercise of options issued under the 2000 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, Hanmi Financial’s directors, executive officers and any persons holding ten percent or more of Hanmi Financial’s common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish us with copies of such reports. Specific due dates for these reports have been established, and we are required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during fiscal 2007, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

PROPOSAL 2. STOCKHOLDER PROPOSAL REGARDING THE ANNUAL ELECTION OF ALL
DIRECTORS AND THE ELIMINATION OF OUR CLASSIFIED BOARD OF DIRECTORS

We have received a stockholder proposal from a stockholder who beneficially owned of record 2,136 shares of our Common Stock and who has advised us that he plans to introduce the following resolution at the Annual Meeting:

“That the stockholders of HANMI FINANCIAL CORPORATION request its Board of Directors to take the steps necessary to eliminate classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.”

The statement of reasons given by the stockholder proponent is set forth verbatim below. The Board of Directors unanimously disagrees with the adoption of the proposed resolution and asks stockholders to read through to the response of the Board of Directors, which follows the proponent’s statement below:

PROPONENT’S STATEMENT

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U.S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

THE BOARD OF DIRECTORS’ RESPONSE TO THE STOCKHOLDER PROPOSAL

The Board of Directors unanimously recommends a vote “AGAINST” this proposal for the following reasons:

As presented, the proponent’s proposal, if approved by our stockholders, would constitute a recommendation to the Board to take the necessary steps to eliminate the classification of terms for directors, including amendment of our Certificate of Incorporation and Bylaws. Following receipt of the proposed resolution, the Board of Directors delegated to the Nominating and Corporate Governance Committee the responsibility to analyze the proposal and make a recommendation to the full Board. The Nominating and Corporate Governance Committee is comprised of directors all of whom are non-management “outside” directors.

The Nominating and Corporate Governance Committee reviewed the advantages and disadvantages of a classified board, including (1) the arguments of the proponent made in favor of the proposal; and (2) the valid business purposes served by a classified board. The Nominating and Corporate Governance Committee subsequently recommended to the full Board of Directors that the classified board structure should be maintained. The Board carefully considered the recommendation and unanimously voted to accept and approve the recommendation.

The Board continues to believe that a classified Board of Directors provides important benefits to both Hanmi Financial and its stockholders. The Board of Directors believes that:

•	A classified Board helps to maintain continuity of experience and prevent abrupt changes in corporate policies, often based on misplaced short-term objectives that might result if the entire Board could be replaced in just one meeting. This allows Hanmi Financial to improve its focus on long-term strategic planning. This long-term focus can lead to a better competitive position for Hanmi Financial and maximize stockholder value.

•	Electing directors to three-year terms also enhances the independence of non-management directors by providing them with a longer assured term of office free from undue management or stockholder pressure for short-term performance or another agenda contrary to the long-term interests of all stockholders.

•	The existence of three-year terms for directors assists Hanmi Financial in attracting director candidates who are willing to make a longer-term commitment.

•	A classified Board of Directors enhances the Board’s ability to negotiate the best results for stockholders in a takeover situation. One benefit of having a classified board is that it encourages a person seeking to obtain control of Hanmi Financial to negotiate with the Board. Because at least two annual stockholder meetings generally will be required to effect a change in control of the Board, the classified structure gives the incumbent directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, negotiate on behalf of all stockholders and weigh alternative methods of maximizing stockholder value for all stockholders. It is important to note, however, that although the classified Board is intended to cause a person seeking to obtain control of Hanmi Financial to negotiate with the Board, the existence of a classified board will not, in fact, prevent a person from accomplishing a hostile acquisition.

•	The benefits of a classified board structure do not come at the cost of directors’ accountability to stockholders. Directors elected to three-year terms are just as accountable to stockholders as directors elected annually, since all directors are required to uphold their fiduciary duties to Hanmi Financial and its stockholders, regardless of the length of their term of office.

•	The annual election of one-third of the directors provides stockholders with an effective means to effect change and communicate their views on the performance of Hanmi Financial and its directors.

Approval of the proposal would not in itself declassify the Board of Directors. Approval of the proposal would only serve as a request that the Board of Directors take the steps necessary to end the staggered system of electing directors. Declassification of the Board would require an amendment to Hanmi Financial’s Certificate of Incorporation and its Bylaws, which, in the case of the Certificate of Incorporation, requires the affirmative vote of two-thirds of the outstanding shares of Hanmi Financial’s Common Stock to approve those amendments.

The affirmative vote of the holders of a majority of the shares of Hanmi Financial’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for approval of the stockholder proposal. Signed proxies will be voted against the stockholder proposal unless otherwise specified.

We will promptly provide the name and address of the proponent of the stockholder proposal above upon oral or written request for such information. Requests may be sent to the Corporate Secretary, Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010 or by calling (213) 368-3232.

The Board of Directors recommends that you vote “AGAINST” approval of the proposal regarding the annual election of all directors and the elimination of our classified Board of Directors.

OTHER MATTERS

The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting of Stockholders. If, however, other business shall properly come before the meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with the recommendation of the Board of Directors, or in the absence of a recommendation, in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Any stockholder proposal intended to be included in Hanmi Financial’s Proxy Statement for the 2009 Annual Meeting of Stockholders must be received by us for inclusion in the Proxy Statement and form of proxy for that meeting no later than December 29, 2008. Pursuant to our Bylaws, any other stockholder proposal to be presented at any Annual Meeting of Stockholders must be received by Hanmi Financial’s Corporate Secretary not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting of Stockholders is called for on a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs. To be in proper form, the stockholder’s notice must contain such information as is required by Hanmi Financial’s Bylaws and applicable law.

For any stockholder proposal that is not submitted for inclusion in next year’s Proxy Statement and is instead sought to be presented directly at next year’s Annual Meeting of Stockholders, SEC rules permit management to vote proxies in its discretion if Hanmi Financial (i) does not receive notice of the stockholder proposal prior to the close of business on March 16, 2009 or (ii) receives notice of the proposal before the close of business on March 16, 2009, and advises stockholders in the Proxy Statement about the nature of the matter and how management intends to vote.

In addition to any other applicable requirements, for a nomination of a director to be properly made by a stockholder, such stockholder must have given timely notice thereof in proper written form to Hanmi Financial’s Corporate Secretary. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of Hanmi Financial (a) in the case of Annual Meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper written form, a stockholder’s notice to the secretary must set forth such information as is required by Hanmi Financial’s Bylaws and applicable law.

AVAILABILITY OF FORM 10-K

Hanmi Financial’s Annual Report for 2007 is included in the mailing with this Proxy Statement. We will provide to any stockholder, without charge and by first class mail, upon the written request of that stockholder, a copy of Hanmi Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the SEC. Such requests should be addressed to: Stephanie Yoon, Investor Relations Manager, Hanmi Financial Corporation, 3660 Wilshire Boulevard, Penthouse Suite A, Los Angeles, California 90010. The Annual Report on Form 10-K includes a list of exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing will be your responsibility. In addition, the SEC maintains an Internet site at www.sec.gov that contains information we file with them.

By Order of the Board of Directors,

/s/ Richard B. C. Lee
Richard B. C. Lee
Chairman of the Board

PROXY
HANMI FINANCIAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS — MAY 28, 2008
     The undersigned stockholder(s) of Hanmi Financial Corporation hereby nominates, constitutes and appoints Joon Hyung Lee and Judith Kim, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Hanmi Financial Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hanmi Financial Corporation to be held at the Hilton Los Angeles/Universal City Hotel, located at 555 Universal Hollywood Drive, Universal City, California, on May 28, 2008, at 10:30 a.m., Pacific Standard Time, and at any adjournment or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” PROPOSAL 1 AND
“AGAINST” PROPOSAL 2. THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE
INSTRUCTIONS GIVEN. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY CONFERS
AUTHORITY TO AND SHALL BE VOTED “FOR” PROPOSAL 1 AND “AGAINST”
PROPOSAL 2.
IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE
VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF
DIRECTORS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE
REVOKED PRIOR TO ITS EXERCISE.
PLEASE SIGN AND DATE ON THE REVERSE SIDE.

▼    DETACH PROXY CARD HERE ▼

The Board of Directors recommends a vote “FOR” Proposal 1.
1.	ELECTION OF DIRECTORS – To elect the following three nominees to serve as directors of Hanmi Financial Corporation for a term of three years until their respective successors are elected and qualified.

☐ FOR	☐ WITHHOLD AUTHORITY TO VOTE	☐ EXCEPTIONS

Director Nominees:	Richard B. C. Lee	Chang Kyu Park	Mark K. Mason
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space below.)

EXCEPTIONS:

The Board of Directors recommends a vote “AGAINST” Proposal 2.
2.	STOCKHOLDER PROPOSAL TO ELIMINATE CLASSIFIED BOARD OF DIRECTORS – To vote on a stockholder’s proposal relating to the annual election of all directors and the elimination of our classified Board of Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	OTHER BUSINESS – To transact such other business as may properly come before the Annual Meeting of Stockholders and at any adjournment or postponements thereof. Management at present knows of no other business to be presented by or on behalf of Hanmi Financial Corporation or its Board of Directors at the Annual Meeting of Stockholders.

☒	Please mark votes as in this example.	I (We) do ☐ do not ☐ expect to attend the Annual Meeting.

Number of Persons:

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:	Please sign and date below.

Number of Shares:

Please Print Name

Please Print Name

Dated:

Signature of Stockholder

Signature of Stockholder

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full duties. All joint owners should sign.)
▲   PLEASE DETACH HERE    ▲
You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope